Exhibit 10.1  SECURITIES PURCHASE AGREEMENT

                          SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of April 7, 2000, is entered into by and among e-Net Financial.com Corporation, a Nevada corporation, with headquarters located at 3200 Bristol Street, Suite 700, Costa Mesa, CA 92626 (the "Company"), and the investors listed on Schedule 1 attached hereto (individually, a "Buyer" and collectively, the "Buyers").

     WHEREAS:

     A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

     B. The Company has authorized the following new series of its preferred stock, no par value per share: the Company's Series C Preferred Stock (the "Preferred Stock"), which shall be convertible into shares of the Company's Common Stock, par value $ 0.001 per share (the "Common Stock") (as converted, the "Conversion Shares"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Preferred Stock, substantially in the form attached hereto as Exhibit A (the "Certificate of Designations");

     C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of 20,000 shares of the Preferred Stock (the "Preferred Shares"), no par value per share, in the respective amounts set forth opposite each Buyer's name on Schedule 1 and warrants, in substantially the same form attached hereto as Exhibit B (the "Warrants") to acquire 151,351 shares of Company Common Stock (as exercised, collectively, the "Warrant Shares"); and

     D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.


     NOW THEREFORE, the Company and the Buyers hereby agree as follows:

     1. PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

          a. Purchase of Preferred Shares and Warrants. In connection with the offering (the "Offering") by the Company of the Preferred Shares and Warrants to the Buyers, and subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company the respective number of Preferred Shares set forth opposite such Buyer's name on Schedule 1, along with Warrants to acquire the respective number of Warrant Shares set forth opposite such Buyer's name on Schedule 1 (the "Closing"). The purchase price (the "Purchase Price") of the Preferred Shares and the related Warrants at the Closing shall be $2,000,000.

          b. Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m. Central Time, within five (5) business days following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of the nominee of the Buyers or at such other location as agreed by the Company and the Buyers.

          c. Form of Payment. On the Closing Date, (i) subject to the satisfaction (or waiver) of the conditions set forth in Section 7 below, each Buyer shall pay the Purchase Price to the Company, for the Preferred Shares and Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, the Company shall deliver to the nominee of the Buyers, as the escrow agent (the "Escrow Agent"), on behalf of each Buyer, stock certificates (in the denominations as such Buyer shall request) (the "Preferred Stock Certificates") representing such number of the Preferred Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on Schedule 1) along with the Warrants such Buyer is purchasing (as indicated opposite such Buyer's name on Schedule 1) hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee. Upon the completion of the conditions contained in Sections 6 and 7 of this Agreement, the Escrow Agent shall deliver the certificates representing the Preferred Shares and the Warrants to the Buyers via overnight courier after the Buyers have wired the Purchase Price to the Company.

     2. BUYER'S REPRESENTATIONS AND WARRANTIES.

          Each Buyer represents and warrants with respect to only itself that:

          a. Investment Purpose. Such Buyer is acquiring the Preferred Shares and Warrants (the Preferred Shares and Warrants may also be referred to herein as the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

          b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

          c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Securities.

          d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("Rule 144"); and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, and if Seller intends to utilize Rule 144 but Rule 144 is not applicable to such resale, any resale of the Securities under circumstances in which the Seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

          g. Legends. Such Buyer understands that the Preferred Stock Certificates and certificates or other instruments representing the Warrants and the stock certificates representing the Conversion Shares and the Warrant Shares except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (1) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, OR (2) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR (3) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

          h. Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          i. Residency. Such Buyer is a resident of that country and state, if applicable, specified in its address on Schedule 1.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each of the Buyers that:

          a. Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a controlling position of capital stock or holds a controlling position of an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results or operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below in Section 3(b)).

          b. Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Transfer Agent Instructions (as defined in Section 5), the Warrants and the Certificate of Designations and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof, respectively, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Closing Date, the Certificate of Designations has been filed with the Secretary of State of the State of Nevada and will be in full force and effect, enforceable against the Company in accordance with its terms.

          c. Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. The Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designations. 533,332 shares of Company common stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(g) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and exercise of the Warrants. Upon conversion in accordance with the Certificate of Designations or exercise in accordance with the Warrants, the Conversion Shares and Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Company common stock. The issuance by the Company of the Securities is, and the issuance by the Company of the Conversion Shares and Warrant Shares shall be, exempt from registration under the 1933 Act.

          d. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the Company's issuance of the Securities and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation") or the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws") or any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined in Section 4(f) below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively. Neither the Company or any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations, amendments which would not have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by the Transaction Documents and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain prior to Closing pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market (as defined in Section 4(f) below).

          e. SEC Documents; Financial Statements. As of the Closing, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information.

          f. Absence of Certain Changes. Since the most recent filing by the Company with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

          g. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Company's common stock, the Common Shares or any of the Company's
Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such.

          h. [Reserved].

          i. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its common stock and which has not been publicly announced.

          j. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

          k. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

          l. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened.

          m. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

          n. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

          o. Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          p. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged and the Company does not have any reason to believe it will not be able to renew its existing insurance coverage under substantially similar terms for the next two (2) years.

          q. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

          r. Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          s. Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof, none of the officers, control parties, control entities, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          t. Eligibility. The Company is currently eligible to register the resale of the Conversion Shares and Warrant Shares on a registration statement on Form SB-2 under the 1933 Act.

     4. COVENANTS.

          a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

          b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

          c. Reporting Status. Until the earlier of (i) the date which is one year after the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and Warrant Shares (the "Registration Period") and (B) none of the Preferred Shares or Warrants is outstanding, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          d. Filing of Form 8-K. On or before the fifth (5th) business day following the Closing, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act.

          e. Right of First Refusal. Subject to the exceptions described below, the Company and its Subsidiaries shall not negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any Subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any Subsidiary (including debt securities with an equity component) in any form ("Future Offerings") during the period beginning on the date hereof and ending on, and including, the date which is 180 days after the Closing Date, unless it shall have first delivered to each Buyer or a designee appointed by such Buyer written notice (the "Future Offering Notice") describing the proposed Future Offering, including the terms and conditions thereof, and providing each Buyer an option to purchase up to its Aggregate Percentage (as defined below) of the securities to be issued in such Future Offering, as of the date of delivery of the Future Offering Notice, in the Future Offering (the limitations referred to in this sentence is referred to as the "Capital Raising Limitations"). For purposes of this Section 4(e), "Aggregate Percentage" at any time with respect to any Buyer shall mean the percentage obtained by dividing (i) the aggregate number of the Preferred Shares initially issued and the Closing to such Buyer by (ii) the aggregate number of the Preferred Shares sold to the Buyers by the Company at the Closing in connection with the Offering. A Buyer can exercise its option to participate in a Future Offering by delivering written notice thereof to participate to the Company within five (5) business days after receipt of a Future Offering Notice, which notice shall state the quantity of securities being offered in the Future Offering that such Buyer will purchase, up to its Aggregate Percentage, and that number of securities it is willing to purchase in excess of its Aggregate Percentage. In the event that one or more Buyers fail to elect to purchase up to each such Buyer's Aggregate Percentage, then each Buyer which has indicated that it is willing to purchase a number of securities in such Future Offering in excess of its Aggregate Percentage shall be entitled to purchase its pro rata portion (determined in the same manner as described in the preceding sentence) of the securities in the Future Offering which one or more of the Buyers have not elected to purchase. In the event the Buyers fail to elect to fully participate in the Future Offering within the periods described in this Section 4(e), the Company shall have 45 days thereafter to sell the securities of the Future Offering that the Buyers did not elect to purchase, upon terms and conditions, no more favorable to the purchasers thereof than specified in the Future Offering Notice. In the event the Company has not sold such securities of the Future Offering within such 45 day period, the Company shall not thereafter issue or sell such securities without first offering such securities to the Buyers in the manner provided in this Section 4(e). The Capital Raising Limitations shall not apply to (i) a loan from a commercial bank which does not have any equity feature, (ii) any transaction involving the Company's issuances of securities (A) as consideration in a merger or consolidation, or (B) as consideration for the acquisition of a business, product, license or other assets by the Company,
(iii) the issuance of common stock in a firm commitment, underwritten public offering, (iv) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (v) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option plan, restricted stock plan or stock purchase plan for the benefit of the Company's employees or directors ((i) through (v) collectively, the "Exempt Issuances"). The Buyers shall not be required to participate or exercise their right of first refusal with respect to a particular Future Offering in order to exercise their right of first refusal with respect to later Future Offerings.

          f. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as that term is defined in the Registration Rights Agreement) upon each national securities exchange, automated quotation system or bulletin board system, if any, upon which shares of the Company's common stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of common stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall utilize its best efforts to cause the Company's Common Stock to be authorized for quotation on the Nasdaq National Market ("NNM") or the Nasdaq Small-Cap Market ("NSCM") and the Company shall maintain the Common Stock's authorization for quotation on the NNM, NSCM or OTC Electronic Bulletin Board, as applicable,(the "Principal Market"). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of Company common stock on the Principal Market. The Company shall promptly, and in no event later than the following business day, provide to each Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of Company common stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

          g. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the number of shares of Company common stock needed to provide for the issuance of the shares of Company common stock upon conversion of all outstanding Preferred Shares and exercise of all outstanding Warrants.

          h. Issuance of Conversion Shares and Warrant Shares. The issuance of the Conversion Shares and Warrant Shares shall be duly authorized, and when issued in accordance with the Certificate of Designations or Warrants, as applicable, the Conversion Shares and Warrant Shares will be validly issued, fully paid and non-assessable and free of all taxes, liens, charges and preemptive rights with respect to the issue thereof.

          i. Limitation on Filing Registration Statements. The Company shall not file a registration statement (other than the Registration Statement (as defined in the Registration Rights Agreement) or a registration statement on Form S-8) covering the sale or resale of shares of Company common stock with the SEC during the period beginning on the date hereof and ending on the date which is 90 days after the Registration Statement has been declared effective by the SEC.

          j. Independent Auditors. The Company shall, until at least three
(3) years after the Closing Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

          k. Corporate Existence and Taxes. The Company shall, until at least the later of (i) the date that is three (3) years after the Closing Date or (ii) the conversion or redemption of all Preferred Stock and exercise of all Warrants purchased pursuant to this Agreement, maintain its corporate existence in good standing (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, has common stock listed for trading on the Principal Market and shall pay all its taxes when due except for taxes which the Company disputes).

     5. TRANSFER AGENT INSTRUCTIONS.

     The Company shall issue irrevocable instructions to its transfer agent (the "Transfer Agent"), and any subsequent transfer agent, substantially in the form of Exhibit D hereto (the "Transfer Agent Instructions") to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares or Warrant Shares, as applicable in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants, as applicable. Prior to registration of the Conversion Shares and Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof will be given by the Company to its Transfer Agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its Transfer Agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          The obligation of the Company hereunder to issue and sell the Preferred Shares and Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

          a. Such Buyer shall have executed each of the Transaction Documents, where appropriate, to which it is a party and delivered the same to the Escrow Agent for the transactions contemplated by this Agreement;

          b. The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date; and

          c. Such Buyer shall have delivered to the Escrow Agent such other documents relating to the transactions contemplated by this Agreement as the Escrow Agent may reasonable request.

     7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

          The obligation of each Buyer hereunder to purchase the Preferred Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

          a. The Company shall have executed each of the Transaction Documents and delivered the same to the Escrow Agent;

          b. The Company's common stock shall be authorized for quotation on the Principal Market and trading in Company common stock shall not have been suspended by the SEC or the Principal Market;

          c. The Certificate of Designations, shall have been filed with the Secretary of State of the State of Nevada, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer;

          d. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

          e. The Company shall have delivered to the Escrow Agent the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit E attached hereto;

          f. The Company shall have executed and delivered to the Escrow Agent the Preferred Stock Certificates and Warrants (in such denominations as such Buyer shall request) for the Preferred Shares and Warrants being purchased by such Buyer at the Closing;

          g. The Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent and a copy of the executed Transfer Agent Instructions shall have been delivered to the Escrow Agent;

          h. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws;

          i. As of the Closing Date, the Company shall have reserved out of its authorized and unissued common stock, solely for the purpose of effecting the conversion of the Preferred Shares and exercise of the Warrants, no less than 200% of the number of shares of Company common stock needed to provide for the issuance of the shares of Company common stock upon conversion of all outstanding Preferred Stock and exercise of all outstanding Warrants;

          j. The Company shall have delivered to the Escrow Agent such other documents relating to the transactions contemplated by this Agreement as the Escrow Agent may reasonably request;

          k. Subject to Section 11(l) below, at Closing, the Company shall reimburse the Buyers for the Buyers' attorneys' fees and other expenses (in an amount not to exceed $25,000.00) incurred by the Buyers concerning the due diligence review of the contemplated transactions and the Company, and the negotiation and preparation of the Transaction Documents and the consummation of the transactions contemplated thereby;

          l. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Buyer;

          m. The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Closing;

          n. The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Nevada within 10 days of the Closing; and

          o. The Company shall have delivered to such Buyer a secretary's certificate, dated as the Closing, as to (i) the resolutions described in
Section 7(l), (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

     8. INDEMNIFICATION.

          In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought or whether such Indemnitee commenced such action), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (e) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     9. [Reserved.]

     10. LIQUIDATED DAMAGES.

          The Company agrees that Buyers will suffer damages if the Company violates any provision of or fails to fulfill any of its obligations or duties pursuant to the Transaction Documents, other than the Registration Rights Agreement (a "Company Violation"), and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such Company Violation, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Buyer following the occurrence of such Company Violation in an amount determined by multiplying (i) $2.00 per Preferred Share initially purchased by such Buyer by (ii) the percentage derived by dividing (A) the actual number of days elapsed from the last day of the date of the Company Violation or the prior 30-day period, as applicable, to the day such Company Violation has been completely cured by
(B) 30, in cash. The Liquidated Damages payable pursuant hereto shall be payable within five (5) business days from the end of the calendar month commencing on the first calendar month in which a Company Violation occurs. Notwithstanding anything that may be construed to the contrary, the Company shall be obligated to pay separate Liquidated Damages for each Company Violation until each such Company Violation has been completely cured.

     11. GOVERNING LAW; MISCELLANEOUS.

          a. Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed in all respects by the internal laws of the State of Illinois (except for the proper application of the United States federal securities laws), without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of Chicago. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

          f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:

                  e-Net Financial.com Corporation
                  3200 Bristol Street, Suite 700
                  Costa Mesa, CA 92626
                  Telephone: (714) 557-2222
                  Facsimile: (714) 557-2208
                  Attention: President

                  With a copy to:

                  Bryan Cave LLP
                  18881 Von Karman, Suite 1500
                  Irvine, CA 92612
                  Telephone: (949) 223-7000
                  Facsimile: (949) 223-7100
                  Attention: Randolf W. Katz, Esq.

          If to the Transfer Agent:

                  Holladay Stock Transfer
                  2939 North 67th Place
                  Scottsdale, AZ 85251
                  Telephone: (480) 481-3940
                  Facsimile: (480) 481-3941
                  Attention: Sharon Owen

If to a Buyer, to it at the address and facsimile number set forth on
Schedule 1 with copies to such Buyer's representatives as set forth on
Schedule 1, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.

          g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of holders of at least two-thirds (2/3) of the Preferred Shares then outstanding. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

          h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          i. Survival. Unless this Agreement is terminated under Section 11(l), the agreements and covenants set forth in Sections 4, 5 and 11, the indemnification provisions set forth in Section 8 and the liquidated damages provisions set forth in Section 10 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

          j. [Reserved].

          k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          l. Termination. In the event that the Closing shall not have occurred with respect to a Buyer on or before three (3) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 11(l), the Company shall remain obligated to reimburse the nonbreaching Buyers for the expenses described in Section 7(i) above.

          m. Placement Agent. The Company acknowledges that it has engaged Elliot Lane & Associates as placement agent in connection with the sale of the Preferred Shares and Warrants, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

          n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          o. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          p. Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.



                          [Signature Page Follows]

     IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                    BUYERS:

E-NET FINANCIAL.COM                         CRANSHIRE CAPITAL, L.P.
CORPORATION
                                            By: Downsview Capital, Incorporated,
                                                the General Partner
By:
Name: Michael P. Roth                       By:
Title:   President                          Name: Mitchell P. Kopin
                                            Title: President


                                            EURAM CAP STRAT. "A" FUND LIMITED

                                            By: JMJ Capital, Inc.,
                                            the Investment Manager

                                            By:
                                            Name: Mitchell P. Kopin
                                            Title: President


                                            KEYWAY INVESTMENTS LTD.

                                            By:

                                            Name:

                                            Title:


                                            THE DOTCOM FUND, LLC

                                            By:

                                            Name:

                                            Title:



                                             SCHEDULE 1: LIST OF INVESTORS
                                             -----------------------------


------------------------------------------------------------------------------------------------------------------------------

  Investor's        Investor Address          Purchase        Number of        Number of     Investor's Legal Representatives'
    Name          and Facsimile Number         Price       Preferred Shares  Warrant Shares    Address and Facsimile Number
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
Cranshire        c/o Downsview Capital,     $700,000.00          7,000          52,973        Strategic Investment Counsel,
Capital, L.P.    Inc.                                                                         LLC
                 666 Dundee Rd., Ste.                                                         666 Dundee Road, Ste. 1901
                 1901                                                                         Northbrook, IL 60062
                 Northbrook, IL 60062                                                         Attn: Anthony J. Ribaudo
                 Attn: Mitchell Kopin                                                         (p) 847/564-9293
                 (p) 847/562-9030                                                             (f) 847/564-5497
                 (f) 847/562-9031
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
EURAM Cap        c/o JMJ Capital, Inc.      $500,000.00                          5,000               37,838
Strat. "A"       666 Dundee Rd., Ste.
Fund Limited     1901
                 Northbrook, IL 60062
                 Attn: Mitchell Kopin
                 (p) 847/562-9030
                 (f) 847/562-9031
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Keyway           19 Mount Havelock          $500,000.00                          5,000               37,838
Investments      Douglas, Isle of Man
Ltd.             United Kingdom
                 1M1 2QG
                 (p) 011-44-171-323-2131
                 (f) 011-44-171-323-0773
                 Attn: Martin Peters
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
The dotCom       666 Dundee Road, Ste.      $300,00.00                           3,000               22,702
Fund, LLC        1901
                 Northbrook, IL 60062
                 Attn: Mark Rice
                 (p)847/509-2290
                 (f)847/509-2295
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

                 Total                   $2,000,000.00                          20,000              151,351
----------------------------------------------------------------------------------------------------------------------------


                                  EXHIBITS
                                  --------

Exhibit A     Form of Certificate of Designations, Preferences and Rights of
              the Series C Preferred Stock
Exhibit B     Form of Warrant
Exhibit C     Form of Registration Rights Agreement
Exhibit D     Form of Transfer Agent Instructions
Exhibit E     Form of Company Counsel Opinion



Exhibit A
                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND
                 RIGHTS OF SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                         E-NET FINANCIAL.COM CORPORATION

     e-Net Financial.com Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Nevada, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Articles of Incorporation, as amended, of the Company, and pursuant to the General Corporation Law of the State of Nevada, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, no par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of twenty thousand (20,000) shares of Series C Preferred Stock of the Company, as follows:

     RESOLVED, that the Company is authorized to issue 20,000 shares of Series C Preferred Stock (the "Preferred Shares"), no par value per share, which shall have the following powers, designations, preferences and other special rights:

     (1) Dividends.

          (a) Regular Dividends. Each holder (a "Holder" and, collectively, the "Holders") of the Preferred Shares shall be entitled to receive on each April 7 and October 7, or if such date is not a Business Day, the immediately subsequent Business Day, commencing October 7, 2000 (each, a "Dividend Payment Date"), dividends ("Regular Dividends") at a rate of seven percent (7%) per annum, computed on the basis of $100.00 per Preferred Share. Such dividends shall be cumulative from (and including) such Preferred Share's Issuance Date (as defined below) and shall accrue daily, whether or not earned or declared, thereafter until paid and be calculated on the basis of a 360 day year. Dividends shall be payable in cash; provided, however that in lieu of paying such dividends in cash, the Company may, at its option, at the time of conversion of any or all Preferred Shares held by any Holder, increase the Transaction Value (defined below) of each Preferred Share by the amount of Regular Dividends which have accrued on such Preferred Share but have not been paid by the Company.

          (b) Participating Dividends. In the event any dividend or other distribution payable in cash or other property is declared on the Common Stock (defined below), each Holder on the record date for such dividend or distribution shall be entitled to receive per Preferred Share on the date of payment or distribution of such dividend or other distribution the amount of cash or property ("Participating Dividends") equal to the cash or property which would be received by the Holders of the number of shares of Common Stock into which such Preferred Share would be converted pursuant to Section 2 hereof immediately prior to such record date; provided, however, that in lieu of paying such dividends in cash or property, each Holder may, at its sole discretion, at the time of conversion of any or all Preferred Shares held by such Holder, receive such dividends by increasing the Transaction Value of each Preferred Share by the amount of Participating Dividends which have accrued on such Preferred Share but have not been paid by the Company.

          (c) General Payment Provisions. All payments made by the Company with respect to any Preferred Share shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice to the Company in accordance with the provisions of this Certificate of Designations. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

     (2) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Company's common stock, par value $ 0.001 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

          (a) Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

               (i) "Business Day" means any day in which the Principal Market is open for business.

               (ii) "Closing Bid Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security on the OTC Electronic Bulletin Board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, LLC. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of Preferred Shares. If the Company and the Holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(e)(iii) below with the term "Closing Bid Price" being substituted for the term "Conversion Rate." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

               (iii) "Closing Date" has the same meaning as the term is defined in the Securities Purchase Agreement (the "Securities Purchase Agreement"), entered into by and between the Company and the initial Holders of the Preferred Shares, dated April 7, 2000.

               (iv) "Conversion Price" means, as of any Conversion Date (as defined below) or other date of determination, the lower of (A) the Fixed Conversion Price and (B) the Floating Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

               (v) "Conversion Percentage" shall be determined as follows:

                              (A) if the period of time, with respect to such
               Preferred Share, commencing on the Issuance Date and ending on the Conversion Date is less than one hundred fifty (150) calendar days, then the Conversion Percentage shall be one hundred percent (100%);

                              (B) if the period of time, with respect to such
               Preferred Share, commencing on the Issuance Date and ending on the Conversion Date is equal to or greater than one hundred fifty
               (150) calendar days, but less than or equal to one hundred eighty
               (180) calendar days, then the Conversion Percentage shall be ninety-one and one-quarter percent (91.25%);

                              (C) if the period of time, with respect to such
               Preferred Share, commencing on the Issuance Date and ending on the Conversion Date is equal to or greater than one hundred eighty-one (181) calendar days, but less than or equal to two hundred ten (210) calendar days, then the Conversion Percentage shall be eighty-eight and thirty-four hundredths percent (88.34%);

                              (D) if the period of time, with respect to such
               Preferred Share, commencing on the Issuance Date and ending on the Conversion Date is equal to or greater than two hundred eleven (211) calendar days, but less than or equal to two hundred forty (240) calendar days, then the Conversion Percentage shall be eighty-five and forty-two hundredths percent (85.42%); and

                              (E) if the period of time, with respect to such
               Preferred Share, commencing on the Issuance Date and ending on the Conversion Date is equal to or greater than two hundred forty-one (241) calendar days, then the Conversion Percentage shall be eighty-two and one-half percent (82.50%);

               provided, however, that in each case the Conversion Percentage is subject to adjustment as provided herein.

               (vi) "Fixed Conversion Price" means $6.7275, subject to adjustment as provided herein.

               (vii) "Floating Conversion Price" means as of any date of determination, the amount determined by multiplying (i) the Market Price of the Company Common Stock by (ii) the Conversion Percentage in effect as of such date, subject to adjustment as provided herein.

               (viii) "Market Price" means, with respect to any security for any period, that price which shall be computed as the equally-weighted arithmetic average of the three (3) lowest Closing Bid Prices for such security during the ten (10) consecutive trading day period immediately preceding such date of determination. (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

               (ix) "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market (as defined below) as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the OTC Electronic Bulletin Board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, LLC. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of Preferred Shares. If the Company and the Holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(e)(iii) below with the term "Closing Sale Price" being substituted for the term "Conversion Rate." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

               (x) "Issuance Date" means, with respect to each Preferred Share, the date of issuance of the applicable Preferred Share.

               (xi) "Mandatory Conversion Date" means, with respect to any Preferred Share, the date which is three (3) years after the Issuance Date.

               (xii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

               (xiii) "Principal Market" means the Nasdaq National Market, the Nasdaq Small-Cap Market or the OTC Electronic Bulletin Board.

               (xiv) "Registration Rights Agreement" means that certain Registration Rights Agreement entered into by and between the Company and certain investors, dated as of April 7, 2000.

               (xv) "Transaction Value" means the sum of (A) $100.00, (B) accrued and unpaid Regular Dividends, if so included at the Company's sole discretion and (C) accrued and unpaid Participating Dividends, if so included at the Holder's sole discretion, subject to adjustment as provided herein.

          (b) Holder's Conversion Right; Mandatory Conversion. Subject to the provisions of Section 2(d) below, at any time or times on or after the Issuance Date, any Holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(e), at the Conversion Rate (as defined below). If any Preferred Shares remain outstanding on the Mandatory Conversion Date, then, subject to Section 2(d) below, such Preferred Shares shall be converted at the Conversion Rate as of such date in accordance with Section 2(e) below. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

          (c) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

                                Transaction Value
                                -----------------
                                Conversion Price

          (d) Limitation on Beneficial Ownership. The Company shall not effect any conversion of any Preferred Share and no holder of any Preferred Share shall have the right to convert any Preferred Share pursuant to Section 2(b) to the extent that after giving effect to such conversion such Person (together with such Person's affiliates) (A) would beneficially own in excess of 4.9% of the outstanding shares of the Common Stock following such conversion and (B) would have acquired, through conversion of any Preferred Share or otherwise (including without limitation, exercise of any warrant issued pursuant to the Securities Purchase Agreement), in excess of 4.9% of the outstanding shares of the Common Stock following such conversion during the 60-day period ending on and including such Conversion Date (defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates or acquired by a Person and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary contained herein, each Conversion Notice (defined below) shall constitute a representation by the holder submitting such Conversion Notice that, after giving effect to such Conversion Notice, (A) the holder will not beneficially own (as determined in accordance with this Section 2(d)) and (B) during the 60-day period ending on and including such Conversion Date, the holder will not have acquired, through conversion of any Preferred Share or otherwise (including without limitation, exercise or any Warrant), a number of shares of Common Stock in excess of 4.9% of the outstanding shares of Common Stock as reflected in the Company's most recent Form 10-Q or Form 10-K, as the case may be, or more recent public press release or other public notice by the Company setting forth the number of shares of Common Stock outstanding, but after giving effect to conversions of any Preferred Share by such holder since the date as of which such number of outstanding shares of Common Stock was reported.

          (e) Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

               (i) Holder's Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (the "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Central Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company's designated transfer agent (the "Transfer Agent") with a copy thereof to the Company and (B) surrender to a common carrier for delivery to the Transfer Agent as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates").

               (ii) Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. Upon receipt by the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, the Transfer Agent shall, on the next business day following the date of receipt (or the second business day following the date of receipt if received after 11:00 a.m. local time of the Transfer Agent), (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Transfer Agent shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

               (iii) Dispute Resolution. In the case of a dispute as to the determination of the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice. If such Holder and the Company are unable to agree upon the determination of the arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile the disputed arithmetic calculation of the Conversion Rate to an independent, reputable investment bank or accountant selected by the affected Holders and approved by the Company. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error and the Company shall be liable and responsible for paying such investment bank or accountant fees and expenses.

               (iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

               (v) Company's Failure to Timely Convert.

                              (A) Cash Damages. If within five (5) Business Days
               after the Transfer Agent's receipt of the Preferred Stock Certificates to be converted and a copy of the Conversion Notice (the "Share Delivery Period") the Transfer Agent shall fail to issue a certificate to a Holder or credit such Holder's balance account with The Depository Trust Company for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Preferred Shares or to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such Holder is entitled pursuant to Section 2(e)(ii) (a "Conversion Failure"), in addition to all other available remedies which such Holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to the provisions thereof), the Company shall pay additional damages to such Holder on each date after such third (3rd) Business Day such conversion is not timely effected and/or such Preferred Stock Certificate is not delivered in an amount equal to 1.0% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis pursuant to Section 2(e)(ii) and to which such Holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the Holder on a timely basis pursuant to Section 2(e)(ii), the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such Holder without violating Section 2(e)(ii) and (II) the Closing Sale Price of the Common Stock on the last possible date which the Company could have issued such Common Stock or such Preferred Stock Certificate, as the case may be, to such Holder without violating Section 2(e)(ii). If the Company fails to pay the additional damages set forth in this
               Section 2(e)(v) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice and such shares of Common Stock shall be considered Registrable Securities pursuant to the Registration Rights Agreements and shall have the respective registration rights thereunder.

                              (B) Void Conversion Notice; Adjustment to
               Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the expiration of the Share Delivery Period with respect to a conversion of Preferred Shares, then the Holder, upon written notice to the Transfer Agent, with a copy to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to
               Section 2(e)(v)(A) or otherwise. Thereafter, the Fixed Conversion Price of any Preferred Shares returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of
               (I) the Fixed Conversion Price in effect as on the date on which the Holder voided the Conversion Notice and (II) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice.

               (vi) Pro Rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one Holder of Preferred Shares for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each Holder of Preferred Shares electing to have Preferred Shares converted at such time a pro rata amount of such Holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the number of Preferred Shares submitted for conversion on such date.

               (vii) Mechanics of Mandatory Conversion. Subject to Section 2(d) above, on the Mandatory Conversion Date, all Holders of Preferred Shares shall surrender all Preferred Shares to the Transfer Agent and all Preferred Shares shall be converted as of such date as if the Holders of such Preferred Shares had given the Conversion Notice for all such Preferred Shares on the Mandatory Conversion Date; provided that the Mandatory Conversion Date shall be extended for any Preferred Shares, at the sole discretion of the Holders of a majority of the Preferred Shares then outstanding (determined by reference to principal balance) for as long as (A) a Triggering Event (defined below) shall have occurred and be continuing, (B) any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event or (C) in any such Holder's determination, Section 2(d) would apply to any such conversion.

          (f) Taxes. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

          (g) Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(g).

               (i) Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the date of issuance of the Preferred Shares, the Company issues or sells, or in accordance with this Section 2(g) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or upon conversion of the Preferred Shares) for a consideration per share less than the Fixed Conversion Price in effect immediately prior to such time (the "Applicable Price"), then immediately after such issue or sale, the Fixed Conversion Price then in effect shall be reduced to an amount equal to ninety percent (90%) of the consideration per Common Stock share, if any, received by the Company upon such issue or sale. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(g)(i), the following shall be applicable:

                              (A) Issuance of Options. If the Company in any
               manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(g)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                              (B) Issuance of Convertible Securities. If the
               Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 2(g)(i)(B), the "price per share for which one share of Common Stock is issuable upon such conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(g)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

                              (C) Change in Option Price or Rate of Conversion.
               If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for

               Common Stock changes at any time, the Fixed Conversion Price in effect at the time of such change shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(g)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

                              (D) Calculation of Consideration Received. In case
               any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the fair market value of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five business days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holders of a majority of the Preferred Shares then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

                              (E) Record Date. If the Company takes a record of
               the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                              (F) Certain Definitions. For purposes of this
               Section 2(g)(i), the following terms have the respective meanings set forth below:

                                    (I) "Approved Stock Plan" shall mean any
                  employee benefit plan which has been approved by the Board of Directors of the Company and meets the qualifications and requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider for services provided to the Company.

                                    (II) "Options" means any rights, warrants or
                  options to subscribe for or purchase Common Stock or Convertible Securities.

                                    (III) "Convertible Securities" means any
                  stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

               (ii) Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

               (iii) Adjustment of Fixed Conversion Price Upon Major Corporate Event Announcement. In the event (A) the Company makes a public announcement that it intends to consolidate or merge with or into another Person or engage in a business combination involving the issuance or exchange of more than 30% of the Company's outstanding Common Stock, (B) the Company makes a public announcement that it intends to sell or transfer all or substantially all of the Company's assets, or (C) any Person (including the Company) publicly announces a purchase, tender or exchange offer for more than 30% of the Company's outstanding Common Stock (the transactions described in clauses (A), (B) and (C) above are hereinafter referred to as "Major Corporate Events" and the date of the announcement referred to in clause (A), (B) or (C) is hereinafter referred to as the "Announcement Date"), then the Fixed Conversion Price shall, effective upon the Announcement Date and continuing through and including the Adjusted Conversion Price Termination Date (as defined below), be equal to the Conversion Price which would have been applicable for a conversion by the Holder on the Announcement Date. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Section 2(c). For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed Major Corporate Event for which a public announcement as contemplated by this Section 2(g)(iii) has been made, the date upon which the Company or other Person (in the case of clause (C) above) consummates or publicly announces the termination or abandonment of the proposed Major Corporate Event which was the subject of the previous public announcement.

               (iv) Holder's Right of Alternative Conversion Price Following Issuance of Convertible Securities or Options. If the Company in any manner issues or sells Convertible Securities or Options that are convertible into, exchangeable for or exercisable into Common Stock at a price which varies with the market price of the Common Stock (the formulation for such variable price being herein referred to as, the "Variable Price"), the Company shall provide written notice thereof via facsimile and overnight courier to each Holder of the Preferred Shares ("Variable Notice") on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, a Holder of Preferred Shares shall have the right, but not the obligation, in its sole discretion to substitute the New Variable Formula (defined below) for the Conversion Price upon conversion of any Preferred Shares by designating in the Conversion Notice delivered upon conversion of such Preferred Shares that solely for purposes of such conversion the Holder is relying on the New Variable Formula rather than the Conversion Price then in effect. The New Variable Formula shall be equal to ninety percent (90%) of the Variable Price. A Holder's election to rely on a New Variable Formula for a particular conversion of Preferred Shares shall not obligate the Holder to rely on a New Variable Formula for any future conversions of Preferred Shares.

               (v) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(e) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(e).

               (vi) Notices.

                              (A) Immediately upon any adjustment of the
               Conversion Price, the Company will give written notice thereof to each Holder of Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

                              (B) The Company will give written notice to each
               Holder of Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

                              (C) The Company will also give written notice to
               each Holder of Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

     (3) Redemption at Option of Holders.

          (a) Redemption Option Upon Major Transaction. In addition to all other rights of the Holders of Preferred Shares contained herein, upon the consummation of a Major Transaction (as defined below), each Holder of Preferred Shares shall have the right, at such Holder's option, to require the Company to redeem all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 120% of the Transaction Value of such Preferred Share and (ii) the product of (A) the Conversion Rate in effect at such time as such Holder delivers a Notice of Redemption at Option of Buyer Upon Major Transaction (as defined below) and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Major Transaction on which the Principal Market, or the market or exchange where the Common Stock is then traded, is open for trading ("Major Transaction Redemption Price").

          (b) Redemption Option Upon Triggering Event. In addition to all other rights of the Holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each Holder of Preferred Shares shall have the right, at such Holder's option, to require the Company to redeem all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 120% of the Transaction Value and (ii) the product of (A) the Conversion Rate in effect at such time as such Holder delivers a Notice of Redemption at Option of Buyer Upon a Triggering Event (as defined below) and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Triggering Event on which the Principal Market, or the market or exchange where the Common Stock is then traded, is open for trading ("Triggering Event Redemption Price" and, collectively with "Major Transaction Redemption Price," the "Redemption Price").

          (c) "Major Transaction". A "Major Transaction" shall be deemed to have occurred at such time as any of the following events:

               (i) the consolidation, merger or other business combination of the Company with or into another Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company) involving the issuance, exchange or sale of more than 30% of the shares of Common Stock then outstanding;

               (ii) the sale or transfer of all or substantially all of the Company's assets; or

               (iii) a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding shares of Common Stock.

          (d) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

               (i) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder of the Preferred Shares for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such Holder of Preferred Shares;

               (ii) the suspension from trading or failure of the Common Stock to be listed on the Nasdaq National Market, the Nasdaq Small-Cap Market, the OTC Electronic Bulletin Board, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period (provided that such failure shall not constitute a Triggering Event if caused by Holders of Preferred Shares pursuant to Section 4(c) below);

               (iii) the Company's or the Transfer Agent's notice to any Holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations, or the failure of the Transfer Agent to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designations within ten (10) Business Days after the receipt by the Transfer Agent of the Conversion Notice;

               (iv) upon the Company's receipt of a Conversion Notice, the Company is not obligated to issue the Conversion Shares due to the provisions of
Section 12; or

               (v) the Company breaches any material representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designations or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby.

          (e) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No sooner than 15 days nor later than 10 days prior to the consummation of a Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each Holder of Preferred Shares, which notice shall include the date by which a Holder receiving a Notice of Major Transaction must provide the Company with notice of its intent to exercise its redemption rights hereunder (which date shall not be sooner than five business days after the date of the Notice of Major Transaction (the "Major Transaction Response Date")). The Company shall publicly disclose the material facts of such Major Transaction prior to or concurrently with providing the Notice of Major Transaction, such public disclosure to be made not later than 10 days prior to the consummation of such Major Transaction. At any time after receipt of a Notice of Major Transaction and prior to the Major Transaction Response Date (or, in the event a Notice of Major Transaction is not delivered at least 10 days prior to a Major Transaction, at any time prior to the consummation of a Major Transaction) any Holder of Preferred Shares then outstanding may require the Company to redeem all of the Holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Preferred Shares that such Holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 3(a).

          (f) Mechanics of Redemption at Option of Buyer Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each Holder of Preferred Shares. At any time after the earlier of a Holder's receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, any Holder of Preferred Shares then outstanding may require the Company to redeem all of the Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Preferred Shares that such Holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to
Section 3(b) above.

          (g) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer Upon Major Transaction or a Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, from any Holder of Preferred Shares, the Company shall immediately notify each Holder of Preferred Shares by facsimile of the Company's receipt of such notices and each Holder which has sent such a notice shall promptly submit to the Transfer Agent such Holder's Preferred Stock Certificates which such Holder has elected to have redeemed. The Company shall deliver the applicable Redemption Price to such Holder within five (5) Business Days after the Company's receipt of a Notice of Redemption at Option of Buyer Upon Triggering Event or Notice of Redemption at Option of Buyer Upon Major Transaction; provided that a Holder's Preferred Stock Certificates shall have been so delivered to the Transfer Agent. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a pro rata amount from each Holder of Preferred Shares based on the number of Preferred Shares submitted for redemption by such Holder relative to the total number of Preferred Shares submitted for redemption by all Holders of Preferred Shares and (ii) in addition to any remedy such Holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each Holder interest at the rate of 2.5% per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full.

          (h) Void Redemption. In the event that the Company does not pay the Redemption Price within the time period set forth in Section 3(g), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a Holder of Preferred Shares shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Preferred Shares that were submitted for redemption by such Holder under this Section 3 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Buyer Upon Triggering Event or the Notice of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, (iii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice of Redemption at Option of Buyer Upon Major Transaction or the Notice of Redemption at Option of Buyer Upon Triggering event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company, and (iv) the Conversion Price in effect at such time shall be reduced by the percentage equal to the product of
(A) .25 and (B) the number of days in the period beginning on the date which is five business days after the date on which the Notice of Redemption at Option of Buyer Upon Major Transaction or the Notice of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

          (i) Disputes; Miscellaneous. In the event of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to
Section 2(e)(iii) above with the term "Closing Bid Price" and/or "Closing Sale Price", as the case may be, being substituted for the term "Conversion Rate" and the term "Redemption Price" being substituted for the term "Conversion Rate". A Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3 shall have priority to payments to other stockholders in connection with a Major Transaction. In the event of a redemption pursuant to this Section 3 of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the Holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been redeemed.

     (4) Other Rights of Holders.

          (a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change". Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance satisfactory to the Holders of a majority of the Preferred Shares then outstanding) to deliver to each Holder of Preferred Shares in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and liquidation preference equal to the Transaction Value and the Liquidation Preference of the Preferred Shares held by such Holder, and satisfactory to the Holders of a majority of the Preferred Shares then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Holders of a majority of the Preferred Shares then outstanding) to insure that each of the Holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such Holder's Preferred Shares as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares).

          (b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record Holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (c) Forced Delisting. If a redemption voided pursuant to Section 3(h) was caused by a Triggering Event involving the Company's inability to issue Conversion Shares because of the Primary Exchange Cap (as defined in Section
12), and if so directed by the Holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, including shares of Preferred Shares submitted for redemption pursuant to Section 3 with respect to which the applicable Redemption Price has not been paid, in a Void Mandatory Redemption Notice, the Company shall immediately delist the Common Stock from exchange or automated quotation system on which the Common Stock is traded and have the Common Stock, at such Holders' option, traded on the OTC Electronic Bulletin Board or the "pink sheets".

     (5) Company Redemption.

          (a) Company's Right to Redeem at Its Election. Subject to Sections 5(d) and 5(e) below, on the date which is 180 calendar days after the Issuance Date, the Company shall have the right, in its sole discretion, to redeem ("Redemption at the Company's Election"), from time to time, any or all of the Preferred Shares at the Redemption Price at the Company's Election (as defined below). If the Company elects to redeem some, but not all, of the Preferred Shares, the Company shall redeem a pro rata amount from each holder of Preferred Shares based on the number of Preferred Shares held by such holder relative to the number of Preferred Shares outstanding.

               (i) Redemption Price at the Company's Election. The "Redemption Price at the Company's Election" shall be an amount per Preferred Share equal to the sum of (A) the then Transaction Value and (B) any accrued but unpaid Regular Dividends and Participating Dividends.

          (b) Mechanics of Redemption at the Company's Election. The Company shall effect each such redemption no earlier than twenty (20) trading days and no later than forty (40) trading days after delivering written notice of its Redemption at the Company's Election via facsimile and overnight courier ("Notice of Company Redemption") to (A) each holder of the Preferred Shares and
(B) the Transfer Agent. Such Notice of Company Redemption shall indicate (I) the number of Preferred Shares that have been selected for redemption, (II) the date that such redemption is to become effective (the "Date of Company Redemption") and (III) the applicable Redemption Price at the Company's Election. Notwithstanding anything to the contrary above, any Holder may convert into Company Common Stock pursuant to Section 2, on or prior to the date immediately preceding the Date of Company Redemption, any Preferred Shares held by such Holder including Preferred Shares that have been selected for Redemption at the Company's Election pursuant to this Section 6.

          (c) Payment of Redemption Price. Each Holder submitting Preferred Shares being redeemed under this Section 6 shall send such Holder's Preferred Stock Certificates so redeemed to the Transfer Agent within five (5) Business Days before the Date of Company Redemption, and the Company shall pay the applicable redemption price to that Holder in cash within three (3) Business Days after such Holder's Preferred Stock Certificates are delivered to the Company or its Transfer Agent. If the Company shall fail to pay the applicable redemption price to such holder on a timely basis as described in this Section 5, in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.5% per month until paid in full and the Conversion Percentage, or any subsequent Conversion Percentage, then in effect shall be reduced by ten (10) percentage points. Notwithstanding the foregoing, if the Company fails to pay the applicable redemption price to a holder within the time period described this Section 5 due to a dispute as to the arithmetic calculation of the redemption price, such dispute shall be resolved pursuant to Section 2(e)(iii) above with the term "applicable redemption price" being substituted for the term "Conversion Rate."

          (d) Company Must Have Immediately Available Funds or Credit Facilities. The Company shall not be entitled to send any Notice of Company Redemption pursuant to Section 5(b) above and begin the redemption procedure under this Section 5, unless it has:

               (i) the full amount of the applicable redemption price in cash, available in a demand or other immediately available account in a bank or similar financial institution;

               (ii) credit facilities, with a bank or similar financial institutions that are immediately available and unrestricted for us in redeeming the Preferred Shares, in the full amount of the applicable redemption price;

               (iii) a written agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to an applicable Redemption at the Company's Election; or

               (iv) a combination of the items set forth in the preceding clauses (i), (ii) and (iii), aggregating the full amount of the applicable redemption price.

          (e) Certain Conditions During Notice Period. The Company shall not be entitled to redeem the Preferred Shares on a Date of Company Redemption, unless each of the following conditions are satisfied as of the date of the Notice of Company Redemption and on each day from such date until and including the later of the Date of Company Redemption and the date on which the Company pays the applicable Redemption Price:

               (i) The Registration Statement shall be effective and available for the sale of no less than 200% of the sum of (I) the number of Conversion Shares (as defined in the Securities Purchase Agreement) then issuable upon the conversion of all outstanding Preferred Shares and (II) the number of Warrant Shares (as defined in the Securities Purchase Agreement) then issuable upon exercise of all outstanding Warrants and (III) the number of Conversion Shares and Warrant Shares that are then held by the holders of such shares;

               (ii) The Common Stock is designated for quotation on the Nasdaq National Market, Nasdaq Small-Cap Market, OTC Electronic Bulletin Board, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. and is not suspended from trading; and

               (iii) The Company otherwise has satisfied its obligations and is not in default under this Certificate of Designations, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement.

     (6) Reservation of Shares.

          (a) Authorized and Reserved Amount. The Company shall, at all times so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares (the "Reserved Amount") of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than two hundred percent (200%) of the number of shares of Common Stock for which the Preferred Shares are at any time convertible (including but not limited to any accrued but unpaid Regular Dividends, assuming any such accrued but unpaid Regular Dividends are paid on such date by delivery of shares of Common Stock if the Company elected to pay such Regular Dividends in Common Stock) (the "Minimum Amount"). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders of the Preferred Shares based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

          (b) Increases to Reserved Amount. Without limiting any other provision of this Section 6, if the Reserved Amount for any three (3) consecutive trading days (the last of such three (3) trading days being the "Reservation Trigger Date") shall be less than two hundred percent (200%) of the number of shares of Common Stock issuable upon conversion of the Preferred Shares and Warrant Shares issuable upon exercise of the related Warrants on such trading days (a "Share Authorization Failure"), the Company shall immediately notify all Holders of such occurrence and shall take action as soon as possible, but in any event within thirty (30) days after a Reservation Trigger Date (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to two hundred percent (200%) of the number of shares of Common Stock then issuable upon conversion of the Preferred Shares.

     (7) Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Nevada, and as expressly provided in this Certificate of Designations.

     (8) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to $100 and any accrued but unpaid Regular Dividends and Participating Dividends (such sum being referred to as the "Liquidation Preference"); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), then each Holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all Holders of Preferred Shares and holders of Pari Passu Shares. In addition to the receipt of the Liquidation Preference, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Holders of the Preferred Shares shall be entitled to receive Liquidation Funds distributed to holders of Common Stock, after the Liquidation Preference has been paid, to the same extent as if such Holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversions herein or elsewhere) and had held such shares of Common Stock on the record date for such distribution of the remaining Liquidation Funds. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No Holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a Holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

     (9) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the Holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Articles of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Nevada Secretary of State or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the Holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

     (10) Participation. Subject to the rights of the Holders, if any, of the Pari Passu Shares, the Holders of the Preferred Shares shall, as Holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

     (11) Restriction on Redemption and Cash Dividends. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the Holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

     (12) Limitation on Number of Conversion Shares. The Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon Conversion of the Preferred Shares (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market, or the market or exchange where the Common Stock is then traded, (or any successor rule or regulation) for issuances of Common Stock in excess of such amount or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holders of a majority of the Preferred Shares then outstanding. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any Holder of Preferred Shares shall convert all of such Holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Cap Allocation Amount, then the difference between such Holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Cap Allocation Amounts of the remaining Holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such Holder.

     (13) Vote to Change the Terms of Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the Holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for any change to this Certificate of Designations or the Company's Articles of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares.

     (14) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

     (15) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     (16) Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Buyers and shall not be construed against any person as the drafter hereof.

     (17) Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Michael P. Roth, its President, as of the 7th day of April 2000.

                                           E-NET FINANCIAL.COM CORPORATION


                                           By:
                                           Name: Michael P. Roth
                                           Title: President

                                    EXHIBIT I

                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights (the "Certificate of Designations") of e-Net Financial.com Corporation (the "Company"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C Preferred Stock, no par value per share (the "Preferred Shares"), of the Company indicated below into shares of Common Stock, par value $ 0.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

     Date of Conversion:

     Number of Preferred Shares to be converted:

     Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

     Conversion Price:

     Number of shares of Common Stock to be issued:

     Is the alternative New Variable Formula being relied on pursuant to Section 2(g)(iv) of the Certificate of Designations? (check one) YES ____ No ____

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

     Issue to:



     Facsimile Number:

     Authorization:
                                                 By:
                                                 Title:

     Dated:

     Account Number:
       (if electronic book entry transfer):

     Transaction Code Number (if electronic book entry transfer):